UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

      Date of Report (Date of earliest event reported)   October 28, 2002
                                                         ----------------




                           PATAGONIA GOLD CORPORATION
                           --------------------------
             (exact name of registrant as specified in its charter)



Florida                             0-26531                    65-0401897
-------                             -------                    ----------
(State or other jurisdiction      (Commission                 (IRS Employer
   of incorporation)              File Number)              Identification No.)



P.O. Box 48525, 595 Burrard Street, Vancouver, B.C., Canada      V7X 1A2
-----------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip code)



(Registrant's Telephone Number, Including the Area Code)       604-687-4701
                                                               ------------



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(Former name or former address, if changed from last report)



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PATAGONIA  GOLD  CORPORATION
----------------------------

Item 1.   Changes  in  Control  of  Registrant.

          Not Applicable

Item 2.   Acquisition  or  Disposition  of  Assets.

          Not Applicable

Item 3.   Bankruptcy or Receivership.

          Not applicable

Item 4.   Changes  in  Registrant's  Certifying  Accountant.

          Not applicable

Item 5.   Other  Events  and  Regulation  FD  Disclosure.

          Patagonia Gold (BVI) Limited (the "Surviving Company") has entered into a Plan of Merger and Articles of Merger with Patagonia Gold Corporation (the "Merging Company") whereby all the assets and liabilities of Patagonia Gold Corporation would vest by virtue of such merger into Patagonia Gold (BVI) Limited. Patagonia Gold (BVI) Limited, a wholly owned subsidiary of Patagonia Gold Corporation, is an International Business Company incorporated under the International Business Companies Act of the British Virgin Islands. The merger has been approved by the Directors and shareholders of Patagonia Gold Corporation and the sole Director and sole shareholder of Patagonia Gold (BVI) Limited. The shareholders of Patagonia Gold Corporation will receive one common share of the surviving company for each common share of Patagonia Gold Corporation they own. The merger will be effective on November 29, 2002. After the merger is effected it is expected that the common shares of Patagonia Gold Corporation would cease to be traded on the NASD OTC Bulletin Board and in there place the common shares of Patagonia Gold (BVI) Limited would trade on the NASD OTC Bulletin Board.

Item 6.   Resignations  of  Registrant's  Directors.

          Not Applicable

Item 7.   Financial  Statements  and  Exhibits.

          Not Applicable

Item 8.   Change  in  Fiscal  Year.

          Not Applicable

Item 9.   Regulation  FD  Disclosure.

          Not Applicable


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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             PATAGONIA GOLD CORPORATION


Date:  October 28, 2002                           by: /s/ Terry Longair
       ----------------                               -----------------
                                                          Terry Longair,
                                                          President and Director


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